                          SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, DC  20549

                                   _______________


                                      FORM 8-K/A
                                   AMENDMENT NO. 1




                                    CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported):  MAY 31, 1996


                             NEW IMAGE INDUSTRIES, INC.
                  --------------------------------------------------
                  (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

         DELAWARE                   0-17928               95-4088548
     ----------------             ------------          --------------
(STATE OR OTHER JURISDICTION      (COMMISSION           (IRS EMPLOYER
    OF INCORPORATION)             FILE NUMBER)        IDENTIFICATION NO.)


   2283 COSMOS COURT, CARLSBAD, CALIFORNIA                    92009
  ------------------------------------------               ------------
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)

Registrant's telephone number, including area code:  (619) 930-9900

                                         NONE
           ---------------------------------------------------------------
            (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

- --------------------------------------------------------------------------------

Item 2.   Acquisition or Disposition of Assets.

         On May 31, 1996, ("Effective Date") the transactions contemplated by an Agreement and Plan of Reorganization ("Agreement"), by and among New Image Industries, Inc. (the "Company"), a Delaware corporation, Wisdom Acquisition Corp. ("Sub"), a California corporation, a subsidiary of the Company, and Insight Imaging Systems, Inc. ("Insight"), a California corporation, and the related Agreement of Merger ("Merger Agreement") were consummated by the parties (which followed a closing of such transactions on May 17, 1996). Under the Merger Agreement, Sub was merged into Insight and Insight survived as a wholly-owned subsidiary of the Company. The Company accounted for the transaction as a pooling of interests.

    Insight, for the twelve-month period ended March 31, 1996, had sales in excess of $13 million. Insight was a privately-owned corporation headquartered in San Carlos, California, with software operations in Richmond, Virginia, and an optical assembly operation in Mission Viejo, California. Insight designs, manufactures, and markets imaging systems for dental offices. It has had success in generating rapid revenue growth in recent years, however, increases in marketing and other expenses have exceeded revenue growth. New Image management believes efficiencies can be realized from the combination of the two companies.

    The current Insight product line includes intraoral and extraoral video cameras, monitors, printers, mobile carts, and video capture, periodontal and restorative charting, and cosmetic imaging software. Insight camera systems are available in a variety of models: cart, portable, or wall-mounted systems. Its MultiLink network product links individual offices with a dentistry facility.

    At the Effective Date, the only class of Insight's capital stock with shares outstanding was its common stock, without par value ("Insight Common Stock"). At the Effective Date, there were 6,373,764 shares of Insight Common Stock issued and outstanding. For each share of Insight Common Stock, the holder received 0.0554392 shares of the Company's Common Stock, $.001 par value, 353,356 in total. In addition, the Company issued 296,603 shares of the Company's Common Stock in exchange for each dollar of principal and interest outstanding on loans to Insight from shareholders which were made prior to March 1, 1996; and the Company assumed Insight obligations under outstanding options and warrants to purchase Insight Common Stock and in connection therewith reserved 158,040 shares of the Company's Common Stock for issuance upon exercise of such stock options and warrants. Subject to differences caused by the Company's agreement to round-up all fractional shares, if all options and warrants are exercised, the Company will have issued 807,999 shares of the Company's Common Stock to holders of Insight Common Stock, options, warrants, and shareholder loans made prior to March 1, 1996.

    The basis for the exchange was the evaluation by the board of directors and its advisors of the value of the Insight business on a going-forward basis. There were no common shareholders, officers, directors or holders of 10% or more of the Common Stock of the Company and Insight.

    The Company required additional funding in connection with the acquisition from the

- --------------------------------------------------------------------------------

following sources:

    1. The Company's primary line of credit was increased from $2.5 million to $4 million and is secured by all of the assets of the Company and Insight. The amount of availability under the line will be a function of the size and age of the receivables, inventory, and other assets of the combined companies.

    2. The Company has borrowed $500,000 of secured subordinated debt. Under the terms of this loan, the principal sum will be subordinated to the bank's primary lending relationship and will be senior to the Series A Notes described below. The loan will bear interest at the rate of 10% per annum. In connection with this debt, the Company granted the lender a five year warrant to purchase the Company's Common Stock at $3.06 per share. The warrant will expire if not exercised by the sooner of (i) expiration of the warrant term or (ii) completion of a 20 day period where the Company's Common Stock closes at $8.00 or more per share on the exchange where the stock is primarily traded following the second year after issuance of the warrant.

    3. An Insight shareholder had lent $650,000 and New Image had lent $200,000 to Insight all prior to or as of the Effective Date, which loans are evidenced by Insight Series A Unsecured Subordinated Notes ("Series A Notes"). The Series A Notes bear interest at the rate of ten percent (10%) per annum and are subordinated to up to $8 million of Senior Debt designated from time to time.

    In connection with this acquisition, the Company will be consolidating the operations of the combined companies into the Company's Carlsbad facility. The Company plans to reduce the number of employees previously involved in the Insight Operations and to consolidate certain of the Insight equipment and facilities. This consolidation effort will result in a significant restructuring charge in the Company's quarter ending June 30, 1996.

Item 7.  Financial Statements, PRO FORMA Financial Information and Exhibits.


    (a)  Financial Statements of Business Acquired.




                               FINANCIAL STATEMENTS OF
                            INSIGHT IMAGING SYSTEMS, INC.

                                                                          Page

- --------------------------------------------------------------------------------


Report of Independent Accountants                                         F-1

Balance Sheets, September 30, 1994 and 1995                               F-2

Statements of Operations for the years ended September 30, 1993,
    1994 and 1995                                                         F-3

Statements of Shareholders' Deficit for the years ended
    September 30, 1993, 1994 and 1995                                     F-4

Statements of Cash Flows for the years ended September 30, 1993,
    1994 and 1995                                                         F-5

Notes to Financial Statements                                             F-6


    (b) PRO FORMA Financial Information. The following unaudited pro forma financial information gives effect to the transaction described in Item 2 under the pooling of interests method of accounting. This pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred or might have been achieved had the transactions occurred as of an earlier date, nor are they necessarily indicative of operating results or financial position that may occur in the future. Further, the pro forma combined condensed financial statements exclude the transaction costs, the potential cost savings that may be achieved, and the expenses expected to be incurred in connection with the integration of New Image's and Insight's business operations.


    The pro forma financial statements are derived from, and should be read in conjunction with, New Image's audited consolidated financial statements and Insight's audited financial statements.


                           PRO FORMA FINANCIAL INFORMATION

                                                                          Page


Unaudited Pro Forma Consolidated Balance Sheet; New Image
Industries, Inc. - at March 31, 1996; Insight Imaging Systems,
Inc. - at March 31, 1996                                                  F-18

Unaudited Pro Forma Statement of Operations; New Image Industries,
Inc. - for the nine months ended March 31, 1996; Insight Imaging
Systems, Inc. - for the nine months ended March 31, 1996                  F-19

Unaudited Pro Forma Statement of Operations; New Image Industries,
Inc. - for the fiscal year ended June 30, 1995; Insight Imaging
Systems, Inc. - for the fiscal year ended September 30, 1995              F-20

Unaudited Pro Forma Statement of Operations; New Image Industries,
Inc. - for the fiscal year ended June 30, 1994; Insight Imaging
Systems, Inc. - for the fiscal year ended September 30, 1994              F-21

Unaudited Pro Forma Statement of Operations; New Image Industries,
Inc. - for the fiscal year ended June 30, 1993; Insight Imaging
Systems, Inc. - for the fiscal year ended September 30, 1993              F-22

Notes to Pro Forma Combined Condensed Financial Statements (Unaudited)    F-23

    (c) Exhibits. Exhibits filed herewith are identified in the Schedule of Exhibits appearing at page 6 hereof.

- --------------------------------------------------------------------------------


                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July 26, 1996              New Image Industries, Inc.



                        By:   /s/ Dewey F. Edmunds
                              ----------------------------------------------
                              Dewey F. Edmunds, President

                                 SCHEDULE OF EXHIBITS


   EXHIBIT NO.                    DESCRIPTION                             PAGE


    2.1 Agreement and Plan of Reorganization (including all material exhibits thereto) (previously filed as an exhibit to this
           Form 8-K)                                                       ___

    2.2    Undertaking Concerning Certain Registration Rights (previously
           filed as an exhibit to this Form 8-K)                           ___

    4.1    Form of Certificate for the Registrant's Common Stock, $.001
           Par Value (previously filed as an exhibit to this Form 8-K)     ___

    10.1 Senior Subordinated Secured Promissory Note and Common Stock Purchase Warrant between Mercury Partners and New Image
           Industries, Inc. (previously filed as an exhibit to this
           Form 8-K)                                                       ___

    10.2 Amended and Restated Loan and Security Agreement between Coast Business Credit and New Image Industries, Inc. (previously
           filed as an exhibit to this Form 8-K)                           ___

    10.3   Series A Subordinated Promissory Note (previously filed as an
           exhibit to this Form 8-K)                                       ___

                          REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors
Insight Imaging Systems, Inc.:

We have audited the accompanying balance sheets of Insight Imaging Systems, Inc. as of September 30, 1994 and 1995, and the related statements of operations, shareholders' deficit and cash flows for each of the three years in the period ended September 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Insight Imaging Systems, Inc. as of September 30, 1994 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1995, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                            /s/ Coopers & Lybrand LLP


San Jose, California
December 13, 1995, except for Note 8,
   for which the date is February 28, 1996

                            INSIGHT IMAGING SYSTEMS, INC.
                    BALANCE SHEETS, September 30, 1994 and 1995
                                     ------

                             ASSETS                                               1994               1995
                                                                               ----------         ----------
Current assets:
    Cash and cash equivalents                                                                     $   73,610
    Accounts receivable, net of allowance for doubtful accounts of
         $20,000 in 1994 and $51,557 in 1995                                   $1,163,031            994,725
    Other receivables                                                              20,000
    Inventories                                                                   909,165          1,371,393
    Prepaid expenses and other current assets                                     234,290            297,832
                                                                               ----------         ----------
         Total current assets                                                   2,326,486          2,737,560

Property and equipment, at cost, less accumulated depreciation
    and amortization                                                              209,723            237,730
Purchased technology and other intangible assets                                                     807,813
                                                                               ----------         ----------

         Total assets                                                          $2,536,209         $3,783,103
                                                                               ----------         ----------
                                                                               ----------         ----------
                             LIABILITIES

Current liabilities:
    Bank overdraft                                                               $129,417
    Bank line of credit                                                           600,000           $878,735
    Notes payable                                                                  47,985            251,321
    Notes payable - related parties                                               550,000          1,610,000
    Accounts payable                                                            2,262,385          2,172,757
    Accrued expenses                                                              607,762          1,046,746
    Customer deposits                                                              40,200            208,277
    Lease obligations - current                                                    13,827             22,055
                                                                               ----------         ----------
              Total current liabilities                                         4,251,576          6,189,891
Notes payable - noncurrent                                                                            45,000
Lease obligation - noncurrent                                                      15,214             28,245
                                                                               ----------         ----------
         Total liabilities                                                      4,266,790          6,263,136
                                                                               ----------         ----------
Commitments (Note 7).

                             SHAREHOLDERS' DEFICIT

Convertible redeemable preferred stock, no par value:
  Series A:
    Authorized:  1,500,000 shares in 1994 and 1995
    Issued and outstanding:  1,493,588 shares in 1994 and 1995                  1,473,685          1,473,685
    (Liquidation value:  $1,493,588 in 1994 and 1995)

  Series B:
    Authorized:  none in 1994 and 3,500,000 shares in 1995
    Issued and outstanding:  none in 1994 and 2,863,264 shares
         in 1995                                                                                   3,426,954
    (Liquidation value: $3,435,917 in 1995)
Common stock, no par value:
    Authorized:  8,000,000 shares in 1994 and 10,000,000 shares in 1995
    Issued and outstanding:  1,986,920 shares in 1994 and
         1,991,812 shares in 1995                                                 193,692            194,670
Accumulated deficit                                                            (3,397,958)        (7,575,342)
                                                                               ----------         ----------
         Total shareholders' deficit                                           (1,730,581)        (2,480,033)
                                                                               ----------         ----------

              Total liabilities and shareholders' deficit                      $2,536,209         $3,783,103
                                                                               ----------         ----------
                                                                               ----------         ----------

                                  The accompanying notes are an integral part of these financial staements.

                             INSIGHT IMAGING SYSTEMS, INC.

                                STATEMENTS OF OPERATIONS
                    for the years ended September 30, 1993, 1994 and 1995
                                         ------

                                             1993                1994                1995
                                       ----------          ----------          ----------
Net sales                              $2,251,485          $9,919,117         $12,955,953

Cost of goods sold                      2,126,515           6,308,287           8,212,314
                                       ----------          ----------          ----------
    Gross profit                          124,970           3,610,830           4,743,639
                                       ----------          ----------          ----------
Costs and expenses:
    Research and development               22,526             180,715             767,328
    Selling and marketing               1,097,910           4,348,738           6,747,578
    General and administrative            493,691             840,076             975,232
                                       ----------          ----------          ----------
                                        1,614,127           5,369,529           8,490,138
                                       ----------          ----------          ----------
         Operating loss                (1,489,157)         (1,758,699)         (3,746,499)
    Other income, net                      27,256               6,608               5,240

Interest and other expense, net                               116,129             436,125
                                       ----------          ----------          ----------
         Net loss                     $(1,461,901)        $(1,868,220)        $(4,177,384)
                                       ----------          ----------          ----------
                                       ----------          ----------          ----------
Net loss per share                    $     (1.26)             $(0.94)             $(2.10)
                                       ----------          ----------          ----------
                                       ----------          ----------          ----------
Shares used in per share calculation    1,159,037           1,986,920           1,989,812
                                       ----------          ----------          ----------
                                       ----------          ----------          ----------

      The accompanying notes are an integral part of these financial statements

                               INSIGHT IMAGING SYSTEMS, INC.
                            STATEMENTS OF SHAREHOLDERS' DEFICIT
                  for the years ended September 30, 1993, 1994 and 1995
                                        ------

                                              Convertible Redeemable
                                                 Preferred Stock                 Common Stock
                                            --------------------------     -------------------------     Accumulated
                                              Shares          Amount        Shares          Amount         Deficit         Total
                                           -----------     ----------     ----------     ----------     ----------     ----------
Balances, September 30, 1992                                                                              $(67,837)      $(67,837)
  Convertible redeemable Series A
    preferred stock issued for
    cash ($30,556) and in lieu
    of debt repayment ($244,444),
    net of issuance costs in
    February 1993                              511,110       $499,110                                      499,110
  Common stock issued for cash
    ($28,334), in lieu of debt
    repayment ($30,556), in lieu
    of compensation ($1,500) and
    for property and equipment
    ($133,302) in February 1993,
    net of issuance costs                                                  1,986,920       $193,692                       193,692
  Net loss                                                                                              (1,461,901)    (1,461,901)
                                           -----------     ----------     ----------     ----------     ----------     ----------

Balances, September 30, 1993                   511,110        499,110      1,986,920        193,692     (1,529,738)      (836,936)
  Convertible redeemable Series A
    preferred stock, issued for cash,
     net of issuance costs of $7,903           982,478        974,575                                                     974,575
  Net loss                                                                                              (1,868,220)    (1,868,220)
                                           -----------     ----------     ----------     ----------     ----------     ----------
Balances, September 30, 1994                 1,493,588      1,473,685      1,986,920        193,692     (3,397,958)    (1,730,581)
  Convertible redeemable Series B
    preferred stock issued for cash
    and in lieu of debt repayment
    ($1,900,000), net of issuance
    costs of $8,963                          2,416,666      2,891,037                                                   2,891,037
  Convertible redeemable Series B
    preferred stock issued as a result
    of Chart-It acquisition                    446,598        535,917                                                     535,917
  Common stock, issued for cash                                                4,892            978                           978
  Net loss                                                                                              (4,177,384)    (4,177,384)
                                           -----------     ----------     ----------     ----------     ----------     ----------
Balances, September 30, 1995                 4,356,852     $4,900,639      1,991,812       $194,670    $(7,575,342)   $(2,480,033)
                                           -----------     ----------     ----------     ----------     ----------     ----------
                                           -----------     ----------     ----------     ----------     ----------     ----------

      The accompanying notes are an integral part of these financial statements.

                             INSIGHT IMAGING SYSTEMS, INC.
                                STATEMENTS OF CASH FLOWS
                  for the years ended September 30, 1993, 1994 and 1995
                                      ------


                                                                       1993                      1994                     1995
                                                                   ------------             ------------             ------------
Cash flows from operating activities:
  Net loss                                                          $(1,461,901)             $(1,868,220)             $(4,177,384)
  Adjustments to reconcile net loss to net cash used
   in operating activities:
     Depreciation and amortization                                      117,459                   45,220                  143,537
     Shares issued in lieu of compensation                                1,500
     Write-off of purchased research and development                                                                       33,432
     Changes in assets and liabilities:
        Receivables                                                    (176,380)              (1,006,652)                 168,306
        Inventories                                                     (16,766)                (892,399)                (462,228)
        Prepaid expenses                                                (52,646)                (181,644)                 (63,542)
        Accounts payable                                                605,056                1,643,433                  (89,628)
        Accrued liabilities                                             148,006                  459,756                  438,984
        Customer deposits                                                22,387                    7,813                  168,077
                                                                   ------------             ------------             ------------
           Net cash used in operating activities                       (813,285)              (1,792,693)              (3,840,446)
                                                                   ------------             ------------             ------------

Cash flows from investing activities:
  Additions to property and equipment                                   (20,413)                (180,584)                (120,796)
  Additions to purchased technology and other intangibles                                                                 (52,515)
                                                                   ------------             ------------             ------------
           Net cash used in investing activities                        (20,413)                (180,584)                (173,311)
                                                                   ------------             ------------             ------------

Cash flows from financing activities:
  Proceeds from:
     Bank overdraft                                                                              129,417                 (129,417)
     Bank line of credit                                                                         600,000                  278,735
     Notes payable                                                      575,000                  247,985                2,958,336
     Payments of capital lease obligations                                                        (7,046)                 (12,302)
     Issuance of common stock                                            28,334                                               978
     Issuance of preferred stock                                        254,666                  974,575                  991,037
                                                                   ------------             ------------             ------------
           Net cash provided by financing activities                    858,000                1,944,931                4,087,367
                                                                   ------------             ------------             ------------

Net (decrease) increase in cash and cash equivalents                     24,302                  (28,346)                  73,610

Cash and cash equivalents, beginning of year                              4,044                   28,346                      -
                                                                   ------------             ------------             ------------

Cash and cash equivalents, end of year                                  $28,346                     $  -                  $73,610
                                                                   ------------             ------------             ------------
                                                                   ------------             ------------             ------------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for interest                                  $ -                 $100,158                 $118,094
                                                                   ------------             ------------             ------------
                                                                   ------------             ------------             ------------
  Cash paid during the period for income taxes                             $800                     $800                      -
                                                                   ------------             ------------             ------------
                                                                   ------------             ------------             ------------

SIGNIFICANT NONCASH INVESTING AND FINANCING ACTIVITIES:
  Conversion of bridge loans into common stock                          $30,556
                                                                   ------------
                                                                   ------------
  Conversion of bridge loans into convertible preferred stock          $244,444                 $620,978               $1,900,000
                                                                   ------------             ------------             ------------
                                                                   ------------             ------------             ------------
  Common stock issued for assets                                       $133,302
                                                                   ------------
                                                                   ------------
  Common stock issued in lieu of compensation                            $1,500
                                                                   ------------
                                                                   ------------
  Preferred stock issued in consideration for interest in Chart-It                                                       $535,917
                                                                                                                     ------------
                                                                                                                     ------------
  Note issued in consideration for interest in Chart-It                                                                  $250,000
                                                                                                                     ------------
                                                                                                                     ------------
  Property and equipment acquired under capital leases                                                                    $33,561
                                                                                                                     ------------
                                                                                                                     ------------
  Note receivable forgiven                                                                                                 20,000
                                                                                                                     ------------
                                                                                                                     ------------


     The accompanying notes are an integral part of these financial statements

                            INSIGHT IMAGING SYSTEMS, INC.
                            NOTES TO FINANCIAL STATEMENTS
                                      ------


 1. BUSINESS OPERATIONS:
    Insight Imaging Systems, Inc. (Insight) was formed in 1992 for the purpose of designing, manufacturing and marketing a family of intraoral video cameras for the dental industry. Insight has introduced to the market high resolution extraoral and intraoral video cameras integrated with high intensity light sources, monitors and printers.

    In September 1995, the Company acquired all of the issued and outstanding common stock of Chart-It, Inc., a Virginia Corporation, for total consideration of $805,917 comprising:

         Issuance of 446,598 shares of convertible
              redeemable Series B preferred stock
              at $1.20 per share                                $ 535,917
         Note payable due December 13, 1996                       250,000
         Note receivable forgiven                                  20,000
                                                                ---------
                                                                $ 805,917
                                                                ---------
                                                                ---------


    Expenses incurred in relation to the acquisition totaled $48,318. The purchase price and capitalized expenses were allocated on the basis of their estimated fair market value as follows:

         Purchased technology                                   $ 725,000
         Goodwill                                                 100,000
         Purchased research and development                        33,432
         Net current liabilities                                   (4,196)
                                                                ---------
                                                                $ 854,236
                                                                ---------
                                                                ---------


    The technological feasibility of the purchased research and development had not been established and the technology being developed has no alternative future use. Therefore the amount has been charged to operations.

    The results of operations of Chart-It subsequent to its September 1995 acquisition date have been recorded in the Company's results of operations for the year ended September 30, 1995. If the acquisition had occurred on October 1, 1994, the Company's results of operations for fiscal 1995 would not have been materially different.

                            INSIGHT IMAGING SYSTEMS, INC.
                       NOTES TO FINANCIAL STATEMENTS, Continued

                                      ------


 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

The following is a summary of the Company's significant accounting policies:

    GOING CONCERN:

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has sustained recurring losses from operations and at September 30, 1995 had a working capital deficiency and shareholders' deficit of $2,480,033. Management is pursuing additional debt and equity financing as well as seeking strategic corporate partners; however, there is no assurance that any of these activities would be sufficient to ensure the Company's continued existence. These factors among others, raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

    USE OF ESTIMATES:

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    REVENUE RECOGNITION:

    Revenue from equipment sales is recognized at the time products are shipped, net of an allowance for estimated returns.

    INVENTORIES:

    Inventories are stated at the lower of cost (first-in, first-out method) or market.

    CASH AND CASH EQUIVALENTS:

    The Company considers all highly liquid investments purchased with a remaining maturity of three months or less to be cash equivalents.

                            INSIGHT IMAGING SYSTEMS, INC.
                       NOTES TO FINANCIAL STATEMENTS, Continued

                                      ------


 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued:

    PROPERTY AND EQUIPMENT:

    Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets, generally three to five years.

    RESEARCH AND DEVELOPMENT EXPENDITURES:

    Research and development expenditures are charged to operations as incurred.

    CONCENTRATION OF CREDIT RISK:

    All of the Company's cash at September 30, 1995 is held at one financial institution.

    INCOME TAXES:

    The Company accounts for income taxes under Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using current tax laws and rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

    PURCHASED TECHNOLOGY AND INTANGIBLE ASSETS:

    Purchased technology and other intangible assets acquired (see Note 1) are amortized over the estimated useful lives of the assets on a straight-line basis. The estimated useful lives are as follows:

         Purchased technology                              4 years
         Goodwill                                          4 years

Goodwill represents the excess of the total purchase price over the assets and liabilities acquired.

                            INSIGHT IMAGING SYSTEMS, INC.
                       NOTES TO FINANCIAL STATEMENTS, Continued

                                       ------


 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued:

    RECENT ACCOUNTING PRONOUNCEMENTS:

    During March 1995, the Financial Accounting Standards Board issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (SFAS No. 121), which requires the Company to review for impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In certain situations, an impairment loss would be recognized. SFAS No. 121 will be effective for the Company's fiscal year 1997. The Company has studied the implications of the statement and, based on its initial evaluation, does not expect it to have a material impact on the Company's financial condition or results of operations.

    During October 1995, the Financial Accounting Standards Board Issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123). This accounting standard permits the use of either a fair value based method or the current Accounting Principals Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB No. 25) when accounting for stock-based compensation arrangements. Companies that do not follow the new fair value based method will be required to disclose pro forma net income and earnings per share computed as if the fair value based method had been applied. The disclosure provisions of SFAS No. 123 are effective for fiscal years beginning after December 15, 1995. Management has not determined if it will adopt the fair value based method of accounting for stock-based compensation arrangements nor the impact of SFAS No. 123 on the Company's financial statements.

    COMPUTATION OF EARNINGS PER SHARE:

    Earnings per share is computed by dividing the net loss (income) by the weighted average number of common and common equivalent (when dilutive) shares outstanding during the period.

                            INSIGHT IMAGING SYSTEMS, INC.
                       NOTES TO FINANCIAL STATEMENTS, Continued

                                       ------


 3. INVENTORIES:

    Inventories consist of:

                                                  September 30,
                                         -------------------------------
                                            1994                1995
                                         ----------           ----------
         Raw materials                    $356,209             $515,020
         Finished goods                    552,956              856,373
                                         ----------           ----------
                                          $909,165           $1,371,393
                                         ----------           ----------
                                         ----------           ----------

 4. PROPERTY AND EQUIPMENT:

    Property and equipment comprise:


                                                  September 30,
                                         -------------------------------
                                            1994                1995
                                         ----------           ----------
         Office and computer equipment     $87,888             $152,447
         Manufacturing equipment           127,360              147,023
         Leased office equipment            36,086               69,647
         Leasehold improvements             18,332               31,462
         Sales and marketing equipment                           23,444
                                         ----------           ----------
                                           269,666              424,023
         Less accumulated depreciation      59,943              186,293
                                         ----------           ----------
                                          $209,723             $237,730
                                         ----------           ----------
                                         ----------           ----------


    Depreciation expense totaled $117,459, $45,220 and $126,350 for the years ended September 30, 1993, 1994 and 1995, respectively.

    At September 30, 1994 and 1995, property and equipment included assets acquired under capitalized leases with a cost of $36,086 and $69,647, respectively. Related accumulated amortization totaled $5,829 and $19,378, respectively.

                            INSIGHT IMAGING SYSTEMS, INC.
                       NOTES TO FINANCIAL STATEMENTS, Continued

                                     ------


 5. PURCHASED TECHNOLOGY AND OTHER INTANGIBLE ASSETS:

    At September 30, 1995, purchased technology and other intangible assets are stated net of accumulated amortization as follows:

         Purchased technology                         $725,000
         Goodwill                                      100,000
                                                       -------
                                                       825,000
         Less accumulated amortization                 (17,187)
                                                       -------
                                                      $807,813
                                                       -------
                                                       -------


    Amortization for the year ended September 30, 1995 totaled $17,187 and none for the years ended September 30, 1994 and 1993.


 6. CAPITAL LEASE OBLIGATIONS:

    At September 30, 1995, future minimum lease payments under capital lease obligations are summarized as follows:

         FISCAL YEAR
         1996                                         $ 28,445
         1997                                           21,611
         1998                                           10,911
                                                       -------
         Total minimum lease payments                   60,967

         Less amounts representing interest at
              annual interest rates ranging
              from 7% to 16%                           (10,667)
                                                       -------
                                                        50,300
         Less current portion                          (22,055)
                                                       -------
         Long-term capital lease obligations          $ 28,245
                                                       -------
                                                       -------

                            INSIGHT IMAGING SYSTEMS, INC.
                       NOTES TO FINANCIAL STATEMENTS, Continued

                                       ------


 7. COMMITMENTS:

    On October 26, 1993, the Company entered into a four-year lease for office facilities. The Company is responsible for insurance and property taxes. The lease term began on December 1, 1993 and runs through November 30, 1997. The Company also leases its Southern California manufacturing facilities under a two-year operating lease expiring in April 1996. Future minimum rental payments under these leases, as of September 30, 1995, are as follows:

         FISCAL YEAR
         1996                                         $ 89,254
         1997                                           80,472
         1998                                           13,412
                                                       -------
                                                      $183,138
                                                       -------
                                                       -------


Rent expense was $31,648, $57,832 and $93,787 in fiscal years September 30, 1993, 1994 and 1995, respectively.

 8. BANK LINE OF CREDIT:

    The Company has available a $1,000,000 revolving line of credit with a bank collateralized by all assets. At September 30, 1995, $878,735 was outstanding under the line of credit with $121,265 remaining available for future use. Borrowings under the line of credit bear interest at 11% per annum and are due no later than September 18, 1996. The agreement requires the Company to comply with certain covenants including, among others, net loss before taxes for the quarter ending December 31, 1995. The line of credit is guaranteed by a director of the Company.

    At December 31, 1995, the Company was in default of the net loss and quick ratio covenant restrictions. On February 28, 1996, the Company obtained a waiver of its violation of these covenants.

                            INSIGHT IMAGING SYSTEMS, INC.
                       NOTES TO FINANCIAL STATEMENTS, Continued

                                       ------


 9. NOTES PAYABLE AND NOTES PAYABLE - RELATED PARTIES:

    Notes payable at September 30, 1994 and 1995 consist of the following:

                                             1994                1995
                                           --------             --------

         Note payable by monthly
           installments of $15,000
           bearing no interest                                  $225,000
         Borrowings under advance
           lease funding agreement
           bearing no interest, due
           on demand                        $47,985               55,325
         Other                                                    15,996
                                           --------             --------
                                             47,985              296,321
         Less noncurrent portion
           of note payable                                        45,000
                                           --------             --------
                                            $47,985             $251,321
                                           --------             --------
                                           --------             --------


    Notes payable - related parties at September 30, 1994 and 1995 comprise various notes payable to officers of the Company and shareholders.

    The notes bear interest at rates ranging from 0% to 10%, and borrowings and accrued interest are payable in full one year from the date of the notes. The notes are repayable at various dates prior to September 30, 1996.

    The notes payable include the right to purchase warrants at $0.001 per share, which entitle the holder to purchase common stock of the Company at $0.50 per share. The number of shares that can be purchased under the warrants equals 5% of the original principal of the note, increased by 2% for each complete 30 day period in which the note remains unpaid. The warrants expire five years from the date of the note (see Note 10).

                            INSIGHT IMAGING SYSTEMS, INC.
                       NOTES TO FINANCIAL STATEMENTS, Continued

                                       ------


10. SHAREHOLDERS' DEFICIT:

    CONVERTIBLE REDEEMABLE PREFERRED STOCK:

    The Company is authorized to issue 5,000,000 shares of preferred stock of which 1,500,000 shares are designated Series A and 3,500,000 are designated Series B. The Company's Board of Directors is authorized to determine the rights, preferences and privileges of any authorized but undesignated preferred stock.

    The rights, preferences and privileges of the Series A and Series B preferred stock are as follows:

         DISTRIBUTIONS:

         Holders of Series A and Series B preferred stock are entitled to the payment of dividends in preference to any distribution to the holders of common stock at the rate of $0.08 and $0.10 per share, respectively. Dividends are not cumulative and are only payable when declared by the Board of Directors. At September 30, 1995, no dividends had been declared. After payment of such dividends, any additional dividends or distributions are distributed among the holders of Series A and Series B preferred stock and common stock in proportion to the number of shares of common stock into which each could be converted.

         LIQUIDATION:

         In the event of liquidation of the Company, holders of Series A and Series B preferred shares are entitled to a distribution in preference to common shareholders of $1.00 and $1.20 per share, respectively, plus any dividends declared but unpaid on such shares. After payments have been made to preferred shareholders, the holders of common stock are entitled to receive the remaining assets of the Company pro rata, based upon the number of shares of common stock then outstanding. A consolidation or merger of the Company with or into any other corporation is deemed a liquidation.

                            INSIGHT IMAGING SYSTEMS, INC.
                       NOTES TO FINANCIAL STATEMENTS, Continued

                                      ------


10. SHAREHOLDERS' DEFICIT, continued:

    CONVERTIBLE REDEEMABLE PREFERRED STOCK, continued:

         CONVERSION:

         The preferred stock is convertible at the option of the holder, at any time into common stock on a one-to-one basis. Each share of Series A preferred stock shall automatically be converted into one share of common stock with the consent of the holders of at least 67% of the outstanding preferred stock or immediately upon the closing of a public offering of the Company's common stock for which the aggregate gross proceeds exceed $7,500,000. Holders of preferred shares stock are entitled to vote on an "as converted" basis along with common shareholders.

         REDEMPTION:

         The preferred stock is redeemable at the election of holders of 67% of the then outstanding Series A and Series B preferred stock by paying in cash a sum per share equal to $1.00 and $1.20, respectively, plus any declared but unpaid dividends.

    COMMON STOCK:

    The Company is authorized to issue 10,000,000 shares of common stock.

    The Company has sold common stock to the founders, officers and employees of the Company subject to executed stockholder agreements. The agreements provide the Company the right of first refusal on all sales of common stock by the holders. Each stockholder is entitled to one vote for every share of stock. Dividends may be issued, when and if declared by the Board of Directors. No dividends have been declared to date.

    At September 30, 1995, 1,493,588 and 2,863,264 shares of common stock have been reserved for conversion of the Series A and Series B preferred stock, respectively.

    STOCK OPTION PLAN:

    The Board of Directors has reserved 1,350,000 shares of common stock under its 1994 Stock Option Plan (the Plan) for issuance to employees and directors of the Company. Under the terms of the Plan, options may not be granted at prices lower than 85% of the fair market value (100% for incentive stock options).

                            INSIGHT IMAGING SYSTEMS, INC.
                       NOTES TO FINANCIAL STATEMENTS, Continued

                                        ------


10. SHAREHOLDERS' DEFICIT, continued:

    STOCK OPTION PLAN, continued:

    Under the terms of the Plan options may be exercised before they are fully vested. Any unvested shares are subject to repurchase by the Company at the exercise price paid per share. At the vesting commencement date, 25% of the shares are fully vested. The Company's repurchase right shall lapse, and the optionee acquires a vested interest in an additional 25% of the option shares after completion of one year's service as measured from the vesting commencement date. The remaining balance vests, and the repurchase option lapses in two equal successive annual installments upon the completion of the next two years of service.

    Activity under the plan is as follows:


                                                             Shares
                                                            Available           Number          Exercise          Aggregate
                                                            For Grant         of Shares          Price              Price
                                                           ----------         ----------       ----------         ----------
         Balance, October 1, 1993                                 -                  -                  -               $-
              Shares authorized                             1,165,000                -                  -                -
              Options granted                                (158,000)           158,000            $0.20             31,600
              Options canceled                                  1,500             (1,500)           $0.20               (300)
              Options exercised                                   -                  -                  -                -
                                                           ----------         ----------       ----------         ----------
         Balance, September 30, 1994                        1,008,500            156,500            $0.20             31,300
              Options granted                                (773,700)           773,700            $0.20            154,740
              Options canceled                                 77,708            (77,708)           $0.20            (15,542)
              Options exercised                                                   (4,892)           $0.20               (978)
              Additional shares authorized                    185,000                -                  -                -
                                                           ----------         ----------       ----------         ----------
         Balance, September 30, 1995                          497,508            847,600            $0.20           $169,520
                                                           ----------         ----------       ----------         ----------
                                                           ----------         ----------       ----------         ----------



    As of September 30, 1995, 568,675 options were subject to repurchase. The Company has the right to first refusal in the event a shareholder decides to sell or transfer a share acquired under the Plan.

    The Company has also issued stock options outside the Plan. At both September 30, 1995 and 1994, options to purchase 640,000 shares at a price of $0.20 had been granted outside the Plan. No options have been exercised. The options vest in the same manner as these issued under the Plan, except in the event of the Company being acquired, all options vest immediately. At September 30, 1995, 217,500 options were subject to repurchase.

                            INSIGHT IMAGING SYSTEMS, INC.
                       NOTES TO FINANCIAL STATEMENTS, Continued

                                       ------


10. SHAREHOLDERS' DEFICIT, continued:

    WARRANTS:

    In connection with borrowings under several notes, the Company has issued options to purchase warrants at $0.001 per warrant. The warrants entitle the holder to purchase shares of common stock at $0.50 per share. The number of shares of common stock that may be exercised under the warrants will be increased by the product of the initial amount of principal of each note multiplied by the product of $.02 and the number of complete 30-day periods that the principal under the notes remains outstanding. The warrants expire five years from the date of each note.

    At September 30, 1995, warrants to purchase 622,993 shares of common stock were outstanding at $0.50 per share and expire through September 2000, if not exercised.

11. INCOME TAXES:

    There is no provision for income taxes for fiscal year 1993, 1994 or 1995. The provision for income taxes at the Company's effective tax rate differed from the benefit from income taxes at the statutory rate due to the increase in valuation allowance and net operating losses not being benefited.

    The federal and state tax effects of temporary differences that give rise to significant portions of the deferred tax assets are presented below:

                                                  September 30,
                                         -------------------------------
                                            1994                1995
                                         ----------           ----------

    Net operating loss carryforward      $1,035,088           $2,472,850
    Accruals, reserves and allowances       226,232              289,291
    Valuation allowance                  (1,261,320)          (2,762,141)
                                         ----------           ----------
    Net deferred tax asset               $       -            $       -
                                         ----------           ----------
                                         ----------           ----------

    The Company has placed a valuation allowance against its deferred tax assets due to the uncertainty surrounding the realization of such assets.

    At September 30, 1995, the Company had federal and state income tax net operating loss carryforwards for tax purposes of approximately $6,600,000 and $3,300,000, respectively. These federal and state carryforwards expire in the years 2008 and 2000, respectively.

                    UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
              ------------------------------------------------------------
              NEW IMAGE INDUSTRIES, INC. AND INSIGHT IMAGING SYSTEMS, INC.


                                               New Image Industries, Inc. - At March 31, 1996
                                              Insight Imaging Systems, Inc. - At March 31, 1996

                                                      Historical         Historical           Pro Forma           Pro Forma
                                                      New Image           Insight            Adjustments          Combined
                                                    ------------        ------------        ------------         ------------
         ASSETS
Current assets:

    Cash and cash equivalents                       $    916,000        $      5,000        $         -        $     921,000
    Restricted cash                                      300,000                  -                   -              300,000
    Accounts receivable, net                           3,802,000           1,093,000                  -            4,895,000
    Inventories                                        4,697,000           1,379,000                  -            6,076,000
    Prepaid expenses and other current assets            603,000             151,000                  -              754,000
                                                    ------------        ------------        ------------        ------------
         Total current assets                         10,318,000           2,628,000                  -           12,946,000


Property and equipment, net                            1,246,000             220,000                  -            1,466,000
Purchased technology and other intangible assets, net    967,000              29,514                  -              996,514
Other assets                                             456,000                  -                   -              456,000
                                                    ------------        ------------        ------------        ------------

         Total assets                               $ 12,987,000        $  2,877,514        $         -       $   15,864,514
                                                    ------------        ------------        ------------        ------------
                                                    ------------        ------------        ------------        ------------


         LIABILITIES
Current liabilities:
    Accounts payable                                $  3,237,000        $  2,817,000        $         -        $   6,054,000
    Bank line of credit                                       -            1,000,000                  -            1,000,000
    Accrued expenses                                   2,092,000           1,614,000                  -            3,706,000
    Notes payable                                         90,000             307,000                  -              397,000
    Notes payable - related parties                            -           2,110,000          (2,110,000)                 -
                                                    ------------        ------------        ------------        ------------
         Total current liabilities                     5,419,000           7,848,000          (2,110,000)         11,157,000


Long term liabilities                                     87,000             214,000                  -              301,000
                                                    ------------        ------------        ------------        ------------

         Total liabilities                             5,506,000           8,062,000          (2,110,000)         11,458,000


Shareholders' equity:
    Common stock                                           5,000           5,100,329          (5,099,679)              5,650
    Capital in excess of par value                    22,898,000                  -            7,209,679          30,107,679
    Accumulated deficit                              (15,422,000)        (10,284,815)                 -          (25,706,815)
                                                    ------------        ------------        ------------        ------------
         Total shareholders' equity (deficit)          7,481,000          (5,184,486)          2,110,000           4,406,514


         Total liabilities and shareholders'
         equity (deficit)                           $ 12,987,000        $  2,877,514        $         -         $ 15,864,514
                                                    ------------        ------------        ------------        ------------
                                                    ------------        ------------        ------------        ------------

                     UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                     -------------------------------------------
             NEW IMAGE INDUSTRIES, INC. AND INSIGHT IMAGING SYSTEMS, INC.

        New Image Industries, Inc. - For The Nine Months Ended March 31, 1996 Insight Imaging Systems, Inc. - For The Nine Months Ended March 31, 1996



                                            Historical        Historical       Pro Forma            Pro Forma
                                            New Image          Insight        Adjustments            Combined
                                            ----------        ----------      -----------            --------
Net sales                                 $ 17,810,000      $ 10,760,143      $         -        $ 28,570,143

Cost of revenues                            11,201,000         6,801,923                -          18,002,923
                                          ------------      ------------      -----------        ------------

    Gross profit                             6,609,000         3,958,220                -          10,567,220

Selling, general and
    administrative expenses                  7,452,000         6,822,221                -          14,274,221
Research and development expenses              552,000           510,484                -           1,062,484
Legal/litigation expenses                       43,000                 -                -              43,000
Interest & other expense (income), net         (27,000)          223,803                -             196,803
                                          ------------      ------------      -----------        ------------

(Loss) before income taxes                  (1,411,000)       (3,598,288)               -          (5,009,288)

Provision for income taxes                       1,000               800                -               1,800
                                          ------------      ------------      -----------        ------------

Net (loss)                                $ (1,412,000)     $ (3,599,088)     $         -        $ (5,011,088)
                                          ------------      ------------      -----------        ------------
                                          ------------      ------------      -----------        ------------

Net (loss) per common share                                                                      $      (0.92)
                                                                                                 ------------
                                                                                                 ------------

Weighted Average number of
    common shares outstanding                                                                       5,442,959
                                                                                                 ------------
                                                                                                 ------------

                    UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                    -------------------------------------------
              NEW IMAGE INDUSTRIES, INC. AND INSIGHT IMAGING SYSTEMS, INC.

         New Image Industries, Inc. - For The Fiscal Year Ended June 30, 1995 Insight Imaging Systems, Inc. - For The Fiscal Year Ended September 30, 1995


                                          Historical           Historical         Pro Forma        Pro Forma
                                          New Image              Insight         Adjustments        Combined
                                          ----------             -------         -----------       ---------

Net sales                               $ 31,623,000          $ 12,955,953       $          -    $ 44,578,953

Cost of revenues                          21,319,000             8,212,314                  -      29,531,314
                                        ------------          ------------       ------------    ------------

    Gross profit                          10,304,000             4,743,639                  -      15,047,639

Selling, general and
    administrative expenses               12,105,000             7,722,810                  -      19,827,810
Research and development expenses          1,220,000               767,328                  -       1,987,328
Legal/litigation expenses                    349,000                     -                  -        349,000
Restructuring and unusual charges          4,350,000                     -                  -       4,350,000
Interest & other expense (income), net       (85,000)              430,885                  -         345,885
Loss on sale of assets                        38,000                     -                  -          38,000
                                        ------------          ------------       ------------    ------------

(Loss) before income taxes                (7,673,000)           (4,177,384)                 -     (11,850,384)

Provision for income taxes                         -                     -                  -               -
                                        ------------          ------------       ------------    ------------

Net (loss)                              $ (7,673,000)         $ (4,177,384)      $          -    $(11,850,384)
                                        ------------          ------------       ------------    ------------
                                        ------------          ------------       ------------    ------------

Net (loss) per common share                                                                      $      (2.19)
                                                                                                 ------------
                                                                                                 ------------
Weighted Average number of
    common shares outstanding                                                                       5,411,959
                                                                                                 ------------
                                                                                                 ------------

                    UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                    -------------------------------------------
          NEW IMAGE INDUSTRIES, INC. AND INSIGHT IMAGING SYSTEMS, INC.

      New Image Industries, Inc. - For The Fiscal Year Ended June 30, 1994 Insight Imaging Systems, Inc. - For The Fiscal Year Ended September 30, 1994

                                          Historical           Historical         Pro Forma        Pro Forma
                                          New Image              Insight         Adjustments        Combined
                                          ----------             -------         -----------       ---------

Net sales                               $ 31,569,000          $  9,919,117       $          -    $ 41,488,117

Cost of revenues                          17,069,000             6,308,287                  -      23,377,287
                                       -------------         -------------      -------------    ------------

    Gross profit                          14,500,000             3,610,830                  -      18,110,830

Selling, general and
    administrative expenses               11,517,000             5,188,814                  -      16,705,814
Research and development expenses            604,000               180,715                  -         784,715
Legal/litigation expenses                  2,710,000                     -                  -       2,710,000
Interest & other expense (income), net        (4,000)              109,521                  -         105,521
                                       -------------         -------------      -------------    ------------

(Loss) before income taxes                  (327,000)           (1,868,220)                 -      (2,195,220)

Provision for income taxes                    20,000                     -                  -          20,000
                                       -------------         -------------      -------------    ------------

Net (loss)                              $   (347,000)         $ (1,868,220)      $          -    $ (2,215,220)
                                       -------------         -------------      -------------    ------------
                                       -------------         -------------      -------------    ------------
Net (loss) per common share                                                                            $(0.42)
                                                                                                 ------------
                                                                                                 ------------
Weighted Average number of
    common shares outstanding                                                                       5,261,959
                                                                                                 ------------
                                                                                                 ------------

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
          ------------------------------------------------------------
          NEW IMAGE INDUSTRIES, INC. AND INSIGHT IMAGING SYSTEMS, INC.

      New Image Industries, Inc. - For The Fiscal Year Ended June 30, 1993 Insight Imaging Systems, Inc. - For The Fiscal Year Ended September 30, 1993

                                          Historical           Historical         Pro Forma        Pro Forma
                                          New Image              Insight         Adjustments        Combined
                                          ----------             -------         -----------       ---------
Net sales                               $ 30,589,000          $  2,251,485      $           -    $ 32,840,485

Cost of revenues                          14,705,000             2,126,515                  -      16,831,515
                                        ------------          ------------      -------------    ------------

    Gross profit                          15,884,000               124,970                  -      16,008,970

Selling, general and
    administrative expenses                9,044,000             1,591,601                  -      10,635,601
Research and development expenses            375,000                22,526                  -         397,526
Legal/litigation expenses                    217,000                     -                  -         217,000
Interest & other expense (income), net       (35,000)              (27,256)                 -         (62,256)
                                        ------------          ------------      -------------    ------------

Income (loss) before income taxes          6,283,000            (1,461,901)                 -       4,821,099

Provision for income taxes                   675,000                     -                  -         675,000
                                        ------------          ------------      -------------    ------------

Net income (loss)                       $  5,608,000          $ (1,461,901)     $           -     $ 4,146,099
                                        ------------          ------------      -------------    ------------
                                        ------------          ------------      -------------    ------------

Net income (loss) per common share                                                                $      0.82
                                                                                                 ------------
                                                                                                 ------------

Weighted Average number of
    common shares outstanding                                                                       5,078,959
                                                                                                 ------------
                                                                                                 ------------

              NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                     (UNAUDITED)

BASIS OF PRESENTATION

1. The unaudited pro forma combined condensed balance sheet reflects the issuance of 353,356 shares of New Image Common Stock in exchange for 6,373,764 shares of Insight Common Stock and the issuance of 296,603 shares of New Image Common Stock in exchange for the outstanding balance of principal and interest at March 31, 1996 on loans to Insight from its shareholders.

2. Earnings per common share for each period is based on the weighted average number of shares of New Image Common Stock outstanding plus the 649,959 shares of New Image Common Stock issued to Insight as stated in the above note. An additional 158,040 shares of New Image Common Stock are reserved for outstanding Insight options and warrants but are not included in the earnings per common share calculation because the effect the outstanding options and warrants are antidilutive.

3. The pro forma combined condensed financial statements of New Image and Insight exclude any nonrecurring costs and expenses associated with combining the operations of the companies and also excludes anticipated savings associated with the elimination of redundant operations and expenses. The costs of combining operations, including transaction costs, are expected to result in a charge to New Image's earnings. New Image's management anticipates the charge to earnings will approximate $1.5 million to $2.0 million. Such charge may be increased by unanticipated additional expenses incurred in connection with the Merger which would have a negative impact on New Image's results of operations in the period the charge is recorded. Of the expected charge, approximately $500,000 is anticipated to be incurred in connection with transaction costs and approximately $1.0 million to $1.5 million is anticipated to be incurred in connection with costs associated with the combination of operations and related activities, all of which will be incurred to eliminate duplicate facilities, excess manufacturing capacity and duplicative selling, general and administrative expenses. The exact timing of this charge cannot be determined but management expects the majority to be recorded in the quarter in which the Merger was consummated.

4. The pro forma combined condensed financial information contains no adjustments to conform the accounting policies of New Image and Insight, because any such adjustments are estimated to be immaterial by the management of New Image.